AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2021.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MARIMED INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4672745 (I.R.S. Employer Identification Number)

10 Oceana Way, Norwood, Massachusetts 02062

(Address of principal executive offices) (Zip code)

2011 Stock Award and Incentive Plan

and

Amended and Restated 2018 Stock Award and Incentive Plan

(Full title of the plan)

Robert Fireman

President and Chief Executive Officer

MariMed Inc.

10 Oceana Way

Norwood, Massachusetts 02062

(617) 795-5140

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth S. Rose, Esq.

Kurzman Eisenberg Corbin & Lever, LLP

One North Broadway, 12th Floor

White Plains, New York 10601

(914) 993-6051

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee*

Common Stock (par value $.001 per share) underlying outstanding options granted under the 2011 Stock Award and Incentive Plan	50,000	$0.3300	(3)	$16,500		$1.80
Common Stock (par value $.001 per share) reserved for issuance under the Amended and Restated 2018 Stock Option and Incentive Plan (the “2018 Plan”)	19,691,751	$0.6336	(2)	$12,476,693		$1,361.21
Common Stock (par value $.001 per share) underlying outstanding options granted under the 2018 Plan	10,730,750	$3.7250	(4)	$10,540,968	(5)	$1,150.02
Total	30,472,501			$23,034,161		$2,513.03

(1)	The Registration Statement covers: (i) 30,472,501 shares issuable under the 2011 Plan and 2018 Plan (collectively the “Plans”); and (ii) an indeterminate number of additional shares as may be added to the Plans to adjust for capital changes pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of calculating the registration fee based on the average of the high and low price per share of the Common Stock reported on the OTCQX on February 1, 2021.
(3)	Represents the maximum exercise price for outstanding options granted under the 2011 Plan pursuant to Rule 457(h) of the Securities Act.
(4)	Represents the maximum exercise price for outstanding options granted under the 2018 Plan pursuant to Rule 457(h) of the Securities Act.
(5)	The aggregate of the actual exercise prices for the outstanding options granted under the 2018 Plan, ranging from $0.14 to $3.725 per share, pursuant to Rule 457(h) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b)(1). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by MariMed Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K for the year ended December 31, 2019, filed on April 1, 2020, as amended on April 29, 2020;

(2)	Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed on May 28, 2020, August 10, 2020, and November 9, 2020, respectively;

(3)	Current Reports on Form 8-K, filed on February 7, 2020, February 12, 2020, February 28, 2020, May 11, 2020, May 12, 2020, June 30, 2020, July 23, 2020, August 11, 2020, October 26, 2020 and November 16, 2020; and

(4)	The description of the Company’s common stock, contained in the Company’s Registration Statement on Form 10, effective on February 24, 2012, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purposes of updating such information.

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or any document that the Company files in the future with the SEC. This prospectus incorporates by reference the documents set forth above that the Company has previously filed with the SEC and all documents that it files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates. These documents contain important information about the Company, its business and finances.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Kurzman Eisenberg Corbin & Lever, LLP, White Plains, New York.

EXPERTS

M&K CPAS, PLLC (“M&K”), an independent registered public accounting firm, audited the consolidated financial statements of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes as set forth in their report dated March 31, 2020. The Company incorporates by reference to these financial statements in this prospectus, and in the registration statement of which this prospectus is a part, in reliance on M&K’s report, given on their authority as experts in accounting and auditing.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s certificate of incorporation provides that (i) the personal liability of the Company’s directors is eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the DGCL, as the same may be amended and supplemented; and (ii) the Company shall, to the fullest extent permitted by the provisions of Sec. 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, which shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description

4.1	2011 Stock Option and Restricted Stock Award Plan (1)
4.2	Amended and Restated 2018 Stock Award and Incentive Plan (2)
5.1	Opinion of Kurzman Eisenberg Corbin & Lever, LLP *
23.1	Consent of M&K CPAS, PLLC, dated February 4, 2021 *
23.3	Consent of Kurzman Eisenberg Corbin & Lever, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page)

* Filed herewith.

(1)	Previously filed on June 9, 2011, as Exhibit 10.2 of the Registration Statement on Form 10-12G (File No. 000-54433) and incorporated herein by reference.
(2)	Previously filed on August 26, 2019, as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.

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ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in town of Norwood, State of Massachusetts, on February 4, 2021.

MariMed Inc.

By:	/s/ Robert Fireman
Robert Fireman
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MariMed Inc., hereby severally constitute and appoint Robert Fireman and Jon R. Levine, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Date	Title

/s/ Robert Fireman	February 4, 2021	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Robert Fireman

/s/ Jon R. Levine	February 4, 2021	Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer)
Jon R. Levine

/s/ Edward Gildea	February 4, 2021	Director
Edward Gildea

/s/ David Allen	February 4, 2021	Director
David Allen

/s/ Eva Selhub, M.D.	February 4, 2021	Director
Eva Selhub, M.D.

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